                          BURLINGTON RESOURCES INC.
                      RATIO OF EARNINGS TO FIXED CHARGES
                                 EXHIBIT 12.1
                                 (UNAUDITED)


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
                                                                         Three Months Ended
                                                                              March 31,
                                                                     ------------------------
                                                                       1994             1993
                                                                     --------          ------
                                                                (In Thousands, Except Ratio Amounts)
Earnings:

  Income from Continuing Operations
    Before Income Taxes........................................      $ 48,843          46,627

  Add:
    Interest and fixed charges.................................        18,056          19,801
    Portion of rent under long-term operating
      leases representative of an interest factor..............         1,123           1,180
                                                                     --------          ------
  Total Earnings Available for Fixed Charges...................      $ 68,022          67,608
                                                                     ========          ======
Fixed Charges:

  Interest and fixed charges...................................      $ 18,056          19,801
  Portion of rent under long-term operating
    leases representative of an interest factor................         1,123           1,180
  Capitalized interest.........................................           345             780
                                                                     --------          ------
  Total Fixed Charges..........................................      $ 19,524          21,761
                                                                     ========          ======

Ratio of Earnings to Fixed Charges.............................          3.48 x          3.11 x
                                                                     ========          ======
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